CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Trigger Securities due 2009	$3,000,000	$117.90

PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 781 to
Amendment No. 1 to PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated July 24, 2007	Dated September 2, 2008
Rule 424(b)(2)
$3,000,000
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes
________________________
Trigger Securities due October 7, 2009
Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks

Unlike ordinary debt securities, the Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity.  Instead, at maturity, you will receive for each $10 stated principal amount of Trigger Securities that you hold an amount in cash based upon the performance, as determined on the basket valuation date, of an equally-weighted basket of the common stocks or American Depositary Receipts of the following twenty metals sector and mining sector companies: Alcoa Inc., Barrick Gold Corporation, Century Aluminum Company, Cleveland-Cliffs Inc, CNOOC Limited, Companhia Vale do Rio Doce, Compañía de Minas Buenaventura S.A.A., CONSOL Energy Inc., Foundation Coal Holdings, Inc., Freeport-McMoRan Copper & Gold Inc., Mittal Steel Company N.V., Newmont Mining Corporation, Nucor Corporation, Peabody Energy Corporation, POSCO, Sasol Limited, Steel Dynamics, Inc., Tenaris S.A., Ternium S.A. and United States Steel Corporation.  We refer to the common stock or American Depositary Receipt of each basket issuer as a basket stock and collectively as the basket stocks.

•	The stated principal amount and issue price of each Trigger Security is $10.

•	We will not pay interest on the Trigger Securities.

•	At maturity, you will receive an amount per Trigger Security based on the performance of the basket.

º
If the final basket value is greater than the initial basket value, you will receive for each $10 stated principal amount of Trigger Securities that you hold a payment at maturity equal to $10 plus the upside payment.  The upside payment will equal $10 times the basket percentage increase times 100%, which we refer to as the participation rate, subject to the maximum payment at maturity.  The maximum payment at maturity will be $12.925 per Trigger Security.

º
If the final basket value is less than or equal to the initial basket value but the basket closing value has not decreased to or below the trigger level on any day during the observation period, you will only receive your $10 stated principal amount.

º
If the final basket value is less than the initial basket value and the basket closing value has declined to or below the trigger level on any day during the observation period, you will receive for each $10 stated principal amount of Trigger Securities that you hold a payment at maturity equal to $10 times the basket performance factor, which will be an amount less than the $10 stated principal amount of the Trigger Securities, and which may be zero.

•	The basket percentage increase will be equal to (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

•	The basket performance factor will be equal to (i) the final basket value divided by (ii) the initial basket value.

•	The trigger level is 6.50, or 65% of the initial basket value.

•
The observation period will be each trading day on which there is no market disruption event with respect to any basket stock from and including the trading day immediately following the day we priced the Trigger Securities for initial sale to the public, which we refer to as the pricing date, to and including the basket valuation date.

•
At the initial offering of the Trigger Securities, the basket is equally weighted and the initial basket value is 10.  The fractional amount of each basket stock included in the basket is set at a multiplier, as set forth in this pricing supplement, based on the initial weighting and the price of each basket stock on September 2, 2008, the pricing date.  The multiplier for each basket stock will remain constant for the term of the Trigger Securities unless adjusted for certain corporate events relating to the issuer of that basket stock.

•	The final basket value will equal the basket closing value on October 5, 2009, which we refer to as the basket valuation date.

•	The basket closing value on any date will equal the sum of the products of (i) the closing price for each basket stock and (ii) the multiplier for each basket stock on such date.

•	Investing in the Trigger Securities is not equivalent to investing in the basket or its component stocks.

•	The issuers of the basket stocks are not involved in this offering of Trigger Securities in any way and will have no obligation of any kind with respect to the Trigger Securities.

•	The Trigger Securities will not be listed on any securities exchange.

•	The CUSIP number for the Trigger Securities is 617483649.

You should read the more detailed description of the Trigger Securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Trigger Securities.”

The Trigger Securities are riskier than ordinary debt securities.  See “Risk Factors” beginning on PS-10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.
_______________________

PRICE $10 PER TRIGGER SECURITY
_______________________
	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per Trigger Security	$10	$0.10	$9.90
Total	$3,000,000	$30,000	$2,970,000

(1) For additional information see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.
MORGAN STANLEY
September 2, 2008

For a description of certain restrictions on offers, sales and deliveries of the Trigger Securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Trigger Securities, see the section of this pricing supplement called “Description of Trigger Securities—Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the Trigger Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Trigger Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Trigger Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The Trigger Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Trigger Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the Trigger Securities to the public in Hong Kong as the Trigger Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Trigger Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Trigger Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The Trigger Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the Trigger Securities nor make the Trigger Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Trigger Securities, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the Trigger Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the Trigger Securities we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The Trigger Securities offered are medium-term debt securities of Morgan Stanley.  The return on the Trigger Securities at maturity is based on the performance, as determined at maturity, of the basket stocks.

Each Trigger Security costs $10
We, Morgan Stanley, are offering Trigger Securities due October 7, 2009, Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks, which we refer to as the Trigger Securities.  The stated principal amount and issue price of each Trigger Security is $10.

We refer to the common stock or American Depositary Receipts of the following twenty metals sector and mining sector companies as the basket stocks:  Alcoa Inc., Barrick Gold Corporation, Century Aluminum Company, Cleveland-Cliffs Inc, CNOOC Limited, Companhia Vale do Rio Doce, Compañía de Minas Buenaventura S.A.A., CONSOL Energy Inc., Foundation Coal Holdings, Inc., Freeport-McMoRan Copper & Gold Inc., Mittal Steel Company N.V., Newmont Mining Corporation, Nucor Corporation, Peabody Energy Corporation, POSCO, Sasol Limited, Steel Dynamics, Inc., Tenaris S.A., Ternium S.A. and United States Steel Corporation.

The original issue price of the Trigger Securities includes the agent’s commissions paid with respect to the Trigger Securities and the costs of hedging our obligations under the Trigger Securities.  The costs of hedging include the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the Trigger Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Trigger Securities.  See “Risk Factors—The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Trigger Securities—Use of Proceeds and Hedging.”

The Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity
Unlike ordinary debt securities, the Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity.  If the final basket value is less than the initial basket value and the basket closing value on any day during the observation period has declined to or below the trigger level of 6.50 (65% of the initial basket value), we will pay to you an amount in cash per Trigger Security that is less than the $10 stated principal amount of each Trigger Security by an amount proportionate to the decrease in the final basket value from the initial basket value, as expressed by the basket performance factor.  The basket performance factor is the final basket value divided by the initial basket value.  The final basket value will be based on the values of the basket stocks on October 5, 2009, which we refer to as the basket valuation date.  The scheduled basket valuation date may be postponed in the event of a market disruption event as described in “Description of Trigger Securities—Basket Valuation Date.”

The initial basket value equals 10
At the initial offering of the Trigger Securities, the basket is equally weighted, and the initial basket value is 10.  The fractional amount of each basket stock included in the basket is set at a multiplier calculated so that each basket stock represents one-twentieth of the initial basket value, based on the prices of the basket stocks on September 2, 2008, the day we priced the Trigger Securities for initial sale to the public, which we refer to as the pricing date.  The multiplier for any basket stock will remain constant for the term of the Trigger Securities, unless adjusted for certain corporate events relating to the issuer of that basket stock.  See “Basket stocks” below.

Payment at maturity based on the performance of the basket
At maturity, you will receive for each $10 stated principal amount of Trigger Securities that you hold an amount in cash based upon the performance of the basket, as measured by the basket percentage increase, subject to the maximum payment at maturity, or the basket performance factor, as applicable.  The payment at maturity will be determined on the basket valuation date as follows:

• If the final basket value is greater than the initial basket value, you will receive for each $10 stated principal amount of Trigger Securities that you hold a payment at maturity equal to:

$10 + the upside payment, subject to the maximum payment at maturity where,

upside payment = ($10 x basket percentage increase x participation rate)

and

basket percentage increase = (x) the final basket value minus the initial basket value divided by (y) the initial basket value, and which may be expressed by the following formula:

final basket value − initial basket value
initial basket value

and

participation rate = 100%

and

maximum payment at maturity = $12.925 per Trigger Security

•       If the final basket value is less than or equal to the initial basket value but the basket closing value has not declined to or below the trigger level on any day during the observation period, you will receive for each Trigger Security that you hold the stated principal amount of $10 at maturity.

•       If the final basket value is less than the initial basket value and on any day during the observation period the basket closing value has declined to or below the trigger level of 65% of the initial basket value, you will receive for each $10 stated principal amount of Trigger Securities that you hold a payment at maturity equal to:

$10 x the basket performance factor

where,

The basket performance factor = (x) the final basket value divided by (y) the initial basket value, and which may be expressed by the following formula:

final basket value
initial basket value

Because the basket performance factor will be less than 100%, this payment will be less than to $10, and may be zero.

At the initial offering of the Trigger Securities, the basket is equally weighted and the initial basket value is 10.  The fractional amount of each basket stock included in the basket is set at a multiplier, based on the initial weighting and the price of each basket stock on the pricing date. See “Basket stocks” below.

The final basket value will equal the basket closing value on the basket valuation date.

The basket closing value on any date equals the sum of the products of (i) the closing price for each basket stock and (ii) the multiplier for each basket stock on such date.

On PS-8, we have provided examples of the calculation of the payment at maturity which illustrate the performance of the Trigger Securities at maturity assuming a range of hypothetical percentage changes in the value of the basket.  The examples do not show every situation that may occur.

You can review the historical prices of each basket stock in Annex A and a graph of historical values of the basket based on the actual multipliers that would have applied had the basket been set on January 31, 2006 in the section of this pricing supplement called “Description of Trigger Securities—Historical Graph.”  You cannot predict the future performance of the basket stocks or of the basket as a whole, whether increases in the value of any of the basket stocks will be offset by decreases in the value of other basket stocks or whether the basket closing value will decline to or below the trigger level at any day during the observation period based on their historical performance.

The final basket value will be based on the values of the basket stocks on the basket valuation date.  The scheduled basket valuation date is October 5, 2009.  If, however, the scheduled basket valuation date is not a trading day, the basket valuation date will be postponed to the next trading day.  In addition, if a market disruption event occurs on the basket valuation date with respect to any basket stock, the basket valuation date will be postponed, only with respect to the affected basket stock, to the next trading day on which no market disruption event occurs with respect to that basket stock.  If due to a market disruption event or otherwise, any basket valuation date occurs on or after October 6, 2009, the maturity date will be postponed until the second scheduled trading day following the final basket valuation date with respect to any basket stock.  See the section of this pricing supplement called “Description of Trigger Securities—Maturity Date.”

Investing in the Trigger Securities is not equivalent to investing in the basket or any of its component stocks.

Basket stocks
The basket is composed of the common stocks or American Depositary Receipts of twenty metals sector and mining sector companies listed in the table below.  The following table sets forth the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the percentage of the initial basket value represented by the shares of each basket stock contained in the basket, the multiplier for each basket stock and the initial price of each basket stock used to calculate its multiplier:

Issuer of Basket Stock	Ticker Symbol	Exchange	Percentage of Initial Basket Value	Multiplier	Initial Price of Basket Stock
Alcoa Inc.	AA	NYSE	5%	0.016414970	30.46
Barrick Gold Corporation	ABX	NYSE	5%	0.015192950	32.91
Century Aluminum Company	CENX	NASDAQ	5%	0.011118523	44.97
Cleveland-Cliffs Inc	CLF	NYSE	5%	0.005405990	92.49
CNOOC Limited	CEO*	NYSE	5%	0.003490645	143.24
Companhia Vale do Rio Doce	RIO*	NYSE	5%	0.019817677	25.23
Compañía de Minas Buenaventura S.A.A.	BVN*	NYSE	5%	0.023105360	21.64
CONSOL Energy Inc.	CNX	NYSE	5%	0.008074935	61.92
Foundation Coal Holdings, Inc.	FCL	NYSE	5%	0.009302326	53.75
Freeport-McMoRan Copper & Gold Inc.	FCX	NYSE	5%	0.006020470	83.05
Mittal Steel Company N.V.	MT	NYSE	5%	0.006953136	71.91
Newmont Mining Corporation	NEM	NYSE	5%	0.011646867	42.93
Nucor Corporation	NUE	NYSE	5%	0.010189525	49.07
Peabody Energy Corporation	BTU	NYSE	5%	0.009022014	55.42
POSCO	PKX*	NYSE	5%	0.004795703	104.26
Sasol Limited	SSL*	NYSE	5%	0.009934433	50.33
Steel Dynamics, Inc.	STLD	NASDAQ	5%	0.022007042	22.72
Tenaris S.A.	TS*	NYSE	5%	0.009854158	50.74
Ternium S.A.	TX*	NYSE	5%	0.016072003	31.11
United States Steel Corporation	X	NYSE	5%	0.004187955	119.39
* trades as an American Depositary Receipt

The multiplier for each basket stock will be a fraction of a share calculated so that each basket stock represents one-twentieth of the 10 initial basket value based on the prices of the basket stocks on the pricing date.

The multiplier for each basket stock will remain constant for the term of the Trigger Securities unless adjusted for certain corporate events relating to the issuer of that basket stock.  See the section of this pricing supplement called “Description of Trigger Securities—Adjustments to the Multipliers.”

The Trigger Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks
Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the common stock of a successor corporation to the issuer of the basket stock.  Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, you will receive at maturity an amount based on the closing price of the common stocks of three companies in the same industry group as the affected basket stock in lieu of, or in addition to, such basket stock, as applicable. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called “Description of Trigger Securities—Adjustments to the Multipliers.” You should read this section in order to understand these and other adjustments that may be made to your Trigger Securities.

MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A.), the trustee for our senior notes.  As calculation agent, MS & Co. has determined the initial price of each basket stock, the initial basket value, the multiplier for each Basket Stock and will determine the basket closing value on each day during the observation period, whether the basket closing value on any day during the observation has declined to or below the trigger level, the final basket value, the basket percentage increase, the basket performance factor, the payment to you at maturity and determine what, if any, adjustments should be made to the multipliers to reflect certain corporate and other events affecting the basket stocks and whether a market disruption event has occurred.

Where you can find more information on the Trigger Securities
The Trigger Securities are senior notes issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated July 24, 2007 and prospectus dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes” and in the section of the prospectus called “Description of Securities.”

Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the Trigger Securities, you should read the “Description of Trigger Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in Trigger Securities in the section called “Risk Factors.”  The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock.  See the section of this pricing supplement called “Description of Trigger Securities—United States Federal Income Taxation.”  You should consult your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Trigger Securities.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE TRIGGER SECURITIES AT MATURITY

The following tables illustrate the payment at maturity on the Trigger Securities for a range of hypothetical final basket values, taking into account whether or not the basket closing value decreased to or below the trigger level on any day during the observation period.

The hypothetical tables are based on the following values:

Initial basket value:	10

Trigger level:	6.50 (65% of the initial basket value, representing a 35% decline)

Maximum
payment at maturity:	$12.925 (129.25% of the of the stated principal amount)

Participation rate:	100%

TABLE 1:  Final basket value is greater than the initial basket value.  This table represents the hypothetical payment at maturity on a $10 investment in the Trigger Securities when the final basket value is greater than the initial basket value of 10.  In this scenario, any decrease of the basket closing value below the trigger level on any day during the observation period is irrelevant to the payment at maturity.  In each case, the payment at maturity is subject to the maximum payment at maturity, and the investor will realize the maximum payment at maturity at a final basket value that is equal to or greater than 129.25% of the initial basket value.

Hypothetical final basket value	% change from initial basket value	Has the basket closing value declined to or below the trigger level during the observation period?	Payment at maturity of Trigger Securities
11.00	10%	Yes	$11.00
12.00	20%	No	$12.00
12.925	29.25%	Yes	$12.925
15.00	50%	No	$12.925
18.50	85%	No	$12.925
20.00	100%	No	$12.925

TABLE 2:  Final basket value is less than or equal to the initial basket value but the basket closing value has not declined to or below the trigger level on any day during the observation period.  This table represents the hypothetical payment at maturity on a $10 investment in the Trigger Securities on the basis that the final basket value is less than or equal to the initial basket value of 10 but that the basket closing value has not decreased to or below the trigger level of 6.50 (65% of the initial basket value and representing a 35% decline from the initial basket value) on any day during the observation period.

Hypothetical final basket value	% change from initial basket value	Has the basket closing value declined to or below the trigger level during the observation period?	Payment at maturity of Trigger Securities
9.00	–10%	No	$10.00
8.50	–15%	No	$10.00
8.00	–20%	No	$10.00
6.60	–34%	No	$10.00

TABLE 3:  Final basket value is less than or equal to the initial basket value and the basket closing value has declined to or below the trigger level.  This table represents the hypothetical payment at maturity on a $10 investment in the Trigger Securities on the basis that the final basket value is less than or equal to the initial basket value of 10 and that the basket closing value has decreased to or below the trigger level of 6.50 (65% of the initial basket value and representing a 35% decline from the initial basket value) on at least one day during the observation period.

Hypothetical final basket value	% change from initial basket value	Has the basket closing value declined to or below the trigger level during the observation period?	Payment at maturity of Trigger Securities
8.00	–20%	Yes	$8.00
7.50	–25%	Yes	$7.50
7.00	–30%	Yes	$7.00
4.50	–55%	Yes	$4.50

Because the basket closing value may be subject to significant fluctuation during the observation period, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity.  The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend on (i) whether the final basket value is greater than or less than or equal to the initial basket value, (ii) whether the basket closing value has or has not decreased to or below the trigger level on any day during the observation period and (iii) the maximum payment at maturity.

Please review the table of the historical values of each of the basket stocks for each calendar quarter in the period from January 1, 2005 (or for Ternium S.A., January 31, 2006, the date on which American Depositary Receipts of Ternium S.A. first traded) through September 2, 2008.  Please also review the graph of the historical performance of the basket for the period from January 31, 2006 through September 2, 2008 (with each of the basket stocks equally weighted in the basket as described in “Description of Trigger Securities—Basket” at January 31, 2006) in this pricing supplement under “Description of Trigger Securities—Historical Information” and “—Historical Graph,” which illustrates the effect of the offset and/or correlation among the basket components during such period.  You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, or whether the basket closing value on any day during the observation period will decline to or below the trigger level based on their historical performance.

RISK FACTORS

The Trigger Securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity.  This section describes the most significant risks relating to the Trigger Securities.  You should carefully consider whether the Trigger Securities are suited to your particular circumstances before you decide to purchase them.

The Trigger Securities do not pay interest and do not guarantee the return of any principal at maturity
The terms of the Trigger Securities differ from those of ordinary debt securities in that we will not pay you interest on the Trigger Securities and there is no guaranteed return of principal at maturity.  Instead, at maturity you will receive for each $10 stated principal amount of Trigger Securities that you hold an amount in cash based upon the final basket value and whether the basket closing value has declined to or below the trigger level on any day during the observation period.  If the final basket value is less than the initial basket value and the basket closing value on any day during the observation period has declined to or below the trigger level of 65% of the initial basket value, we will pay to you an amount in cash per Trigger Security that is less than the $10 stated principal amount of each Trigger Security by an amount proportionate to the decrease in the value of the basket from its initial value, as expressed by the basket performance factor.  See “Hypothetical Payouts on the Trigger Securities at Maturity” on PS–8.

Your appreciation potential is limited by the maximum payment at maturity	The appreciation potential of the Trigger Securities is limited by the maximum payment at maturity of $12.925 per Trigger Security (129.25% of the stated principal amount).

Market price of the Trigger Securities may be influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the Trigger Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger Securities in the secondary market, including:

•	the market price and relative performance of each of the basket stocks at any time and, in particular, on the basket valuation date;

•	whether the basket closing value on any day during the observation period has decreased to or below the trigger level;

•	the volatility (frequency and magnitude of changes in price) of each of the basket stocks;

•	interest and yield rates in the market;

•	the dividend rate on each of the basket stocks, if any;

•
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks, the metals sector, the mining sector or stock markets generally and which may affect the final basket value;

•	the time remaining until the Trigger Securities mature;

•	the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its multiplier or to the basket; and

•	our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your Trigger Securities prior to maturity.  For example, you may have to sell your Trigger Securities at a substantial discount from the issue price if the basket closing value on any day during the observation period has declined to or below the trigger level.  You cannot predict the future performance of any of the basket stocks based on their historical performance.  The final basket value may be less than the initial basket value and the basket closing value may decline to or below the trigger level on any day during the observation period so that you will receive at maturity an amount that is less than the $10 stated principal amount of each Trigger Security by an amount proportionate to the decrease in the final basket value from the initial basket value.  In addition, there can be no assurance that the final basket value will be greater than the initial basket value so that you will receive at maturity an amount in excess of the stated principal amount of the Trigger Securities.

The basket stocks are concentrated in the metals sector and the mining sector
The basket stocks are issued by companies whose primary business is directly associated with the metals sector or the mining sector.  Because the value of the Trigger Securities is linked to the performance of the basket, an investment in the Trigger Securities will be concentrated in the metals sector and the mining sector and the performance of the Basket may be more volatile than the performance of a more broadly diversified basket.

Metals sector companies, including steel and aluminum producers, are subject to specific risks including, without limitation, significant competition, current and future raw material and energy costs, changing and volatile demand for steel, aluminum and other metals products, government regulations and, in particular, trade, environmental and labor regulations and international standards and transportation costs.  The market for steel, aluminum and other metals products is a principally a global market and demand for steel, aluminum and other metals products is largely dependant upon global economic conditions and demand for construction and manufacturing materials.  A decline in global economic conditions could reduce demand for metals products and therefore the performance of companies in the metals sector.  Because the market for metals products is largely global, the performance of companies in the metals sector could be adversely affected by barriers to free trade including the imposition of tariffs, new environmental or labor standards and other governmental regulations.  Specifically, any downturn in demand, due to slowed economic growth or otherwise, in major importing countries, such as China, may have a negative impact on the prices of metals and therefore the performance of companies in the metals sector.  The production of aluminum, and, to a lesser extent, steel and other metals products, is an extremely energy intensive process, and may therefore be adversely affected by increases in energy costs.  Furthermore, the production of metals generally requires large capital investments for production facilities and the performance of metals sector companies may be significantly affected by global interest rates and other factors affecting the cost of capital.

The performance of mining sector companies is strongly tied to the prices of the specific commodities produced and declines in commodities prices, which may result from decreased global economic activity, decreased inflation rates or other factors, can have significant adverse effects on the performance of mining sector stocks.  Additionally, mining sector companies may be subject to other specific risks including, without limitation, changes in environmental, labor and other government regulations, changes in energy and transportation costs and the availability of substitutes for certain commodities in various applications.  Any downturn in demand for mined commodities, due to slowed economic growth or otherwise, in major importing countries, such as China, may have a negative impact on the prices of such commodities and therefore the performance of companies in the mining sector. Mining is generally a capital intensive activity and the performance of mining sector companies may be significantly affected by global interest rates and other factors affecting the cost of capital. The performance of certain companies in the mining sector may also be heavily dependant upon the production from specific individual mines or production sites that contribute a significant portion of such companies production, and interruptions or cessation of the production from any such site, because of government action or environmental oversight, war, rebellion or any other cause, or declining production from such individual mines may adversely affect the performance of such companies. Furthermore, maintaining or increasing levels of production may be dependant upon exploring for new mineral resources and developing new production facilities to tap such new resources. Developing new resources is often contingent upon securing governmental cooperation and upon significant capital outlays to bring new mines into production. Delays or obstacles to such new developments may have adverse effects on the performance of companies in the mining sector.

The Trigger Securities will not be listed and secondary trading may be limited
The Trigger Securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Trigger Securities.  MS & Co. currently intends to act as a market maker for the Trigger Securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger Securities easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger Securities, the price at which you may be able to trade your Trigger Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the Trigger Securities.  Because it is not possible to predict whether the market for the Trigger Securities will be liquid or illiquid, you should be willing to hold your Trigger Securities to maturity.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Trigger Securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Trigger Securities, as well as the projected profit included in the costs of hedging our obligations under the Trigger Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or more of the basket stocks may offset each other
Price movements in the basket stocks may not correlate with each other.  At a time when the value of one basket stock increases, the value of any other basket stock may not increase as much or may even decline in value.  Therefore, in calculating the final basket value on the basket valuation date, increases in the value of one basket stock may be moderated, or wholly offset, by lesser increases or declines in the value of any other basket stock.  You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2005 (or for Ternium S.A. January 31, 2006, the date on which American Depositary Receipts of Ternium S.A. first traded) through September 2, 2008 in Annex A, as well as a graph of historical values of the basket for the period from January 31, 2006 through September 2, 2008 in the section of this pricing supplement called “Description of Trigger Securities—Historical Graph.”  You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance. In addition, there can be no assurance that the final basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the stated principal amount of the Trigger Securities.

Because some of the basket stocks are American Depositary Receipts, the Trigger Securities are subject to currency exchange rate risk
Seven of the basket stocks are American Depositary Receipts, which are quoted and traded in U.S. dollars, and which may trade differently from the ordinary shares of the underlying companies, which are quoted and traded on non-U.S. securities exchanges in currencies other than the U.S. dollar.  In general, the depreciation of the currencies in which the ordinary shares of these companies trade versus the U.S. dollar may adversely affect the market price of the American Depositary Receipts of these companies, which may consequently adversely affect the value of the basket.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the relevant countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of relevant countries and the United States and other countries important to international trade and finance.

Morgan Stanley is not affiliated with the issuers of the basket stocks
We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way.  Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the multipliers of the basket stocks.  The issuers of the basket stocks have no obligation to consider your interests as an investor in the Trigger Securities in taking any corporate actions that might affect the value of your Trigger Securities.  None of the money you pay for the Trigger Securities will go to the issuers of the basket stocks.

Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests
We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks.  These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations.  Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no shareholder rights
Investing in the Trigger Securities is not equivalent to investing in the basket stocks.  As an investor in the Trigger Securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

The Trigger Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks
Following certain corporate events relating to any basket stock, such as a merger event where holders of such basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the stock prices used to calculate your return on the Trigger Securities will be based on the common stock of three companies in the same industry group as the affected basket stock in lieu of, or in addition to, such basket stock.  Following certain other corporate events, such as a stock-for-stock merger where the issuer of a basket stock is not the surviving entity, the stock prices used to calculate your return on the Trigger Securities may be based on the common stock of a successor corporation to the issuer.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called “Description of Trigger Securities—Adjustments to the Multipliers.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the Trigger Securities.

The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks
MS & Co., as calculation agent, will adjust the multiplier for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks.  For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock.  If an event occurs that does not require the calculation agent to adjust the multiplier, the market price of the Trigger Securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the multiplier may materially and adversely affect the market price of the Trigger Securities.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Trigger Securities.

As calculation agent, MS & Co. will calculate the final basket value, determine whether the basket closing value has declined to or below the trigger level on any day during the observation period and determine what adjustments should be made, if any, to the multiplier for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.  Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the multipliers, may affect the payment, if any, you will receive at maturity.  See the sections of this pricing supplement called “Description of Trigger Securities—Market Disruption Event” and “—Adjustments to the Multipliers.”

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Trigger Securities
MS & Co. and other affiliates of ours have carried out, and will continue to carry out, hedging activities related to the Trigger Securities, including trading in the basket stocks and in options contracts on the basket stocks, as well as in other instruments related to the basket stocks.  MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we priced the Trigger Securities for initial sale to the public could have increased the prices of the basket stocks and, therefore, the prices at which the basket stocks must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the Trigger Securities. Additionally, such hedging or trading activities during the term of the Trigger Securities or on the basket valuation date could potentially adversely affect whether the basket closing value declines to or below the trigger level on any day during the observation period and could affect the value of the basket stocks on the basket valuation date and, therefore, the amount of cash you will receive at maturity.

Although the U.S. federal income tax consequences of an investment in the Trigger Securities are uncertain, each Trigger Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Trigger Securities supersede the discussions contained in the accompanying prospectus supplement.  Subject to the discussion under “United States Federal Taxation” in this pricing supplement, each Trigger Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Trigger Securities, the timing and character of income on the Trigger Securities might differ significantly.  We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.  Please read carefully the discussion under “United States Federal Taxation” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Trigger Securities.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Trigger Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger Securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger Securities, including possible alternative treatments, the issues presented by the notice described above, the possible application of Section 897 of the Code of 1986, as amended (in the case of non-U.S. investors), and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF TRIGGER SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Trigger Securities” refers to each $10 Stated Principal Amount of our Trigger Securities due October 7, 2009, Based on the Performance of a Basket of Metals Sector and Mining Sector Stocks.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$3,000,000

Pricing Date	September 2, 2008

Original Issue Date (Settlement Date)	September 5, 2008

Maturity Date	October 7, 2009, subject to postponement in accordance with the following paragraph in the event of a Market Disruption Event on any Basket Valuation Date.

If, due to a Market Disruption Event with respect to a Basket Stock or otherwise, the Basket Valuation Date for any Basket Stock occurs on or after October 6, 2009, the Maturity Date will be the second scheduled Trading Day following the final Basket Valuation Date for any such Basket Stock as postponed.  See “—Basket Valuation Date” below.

Issue Price	$10 per Trigger Security

Stated Principal Amount	$10 per Trigger Security

Denominations	$10 and integral multiples thereof

CUSIP Number	617483649

Interest Rate	None

Specified Currency	U.S. dollars

Payment at Maturity
At maturity, upon delivery of the Trigger Securities to the Trustee, we will pay with respect to the $10 Stated Principal Amount of each Trigger Security an amount in cash equal to (i) if the Final Basket Value is greater than the Initial Basket Value, $10 plus the Upside Payment, subject to the Maximum Payment at Maturity, (ii) if the Final Basket Value is less than or equal to the Initial Basket Value but the Basket Closing Value has not declined to or below the Trigger Level on any day during the Observation Period, the Stated Principal Amount of $10 or (iii) if the Final Basket Value is less than the Initial Basket Value and the Basket Closing Value has declined to or below the Trigger Level on any day during the Observation Period, $10 times the Basket Performance Factor.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depositary Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 Stated Principal Amount of each Trigger Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Trigger Securities to the Trustee for delivery to DTC, as holder of the Trigger Securities, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

Upside Payment	$10 times the Basket Percentage Increase times the Participation Rate.

Participation Rate	100%

Maximum Payment at Maturity	$12.925 per Trigger Security.

Basket Stocks
The Basket Stocks are the common stocks or American Depositary Receipts of the twenty metals sector and mining sector issuers set forth in the table below.  The table also indicates the ticker symbol for each Basket Stock, the securities exchange on which each Basket Stock is listed, the percentage of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the Multiplier with respect to each Basket Stock and the initial price of each Basket Stock used to calculate its Multiplier.

Issuer of Basket Stock	Ticker Symbol	Exchange	Percentage of Initial Basket Value	Multiplier	Initial Price of Basket Stock
Alcoa Inc.	AA	NYSE	5%	0.016414970	30.46
Barrick Gold Corporation	ABX	NYSE	5%	0.015192950	32.91
Century Aluminum Company	CENX	NASDAQ	5%	0.011118523	44.97
Cleveland-Cliffs Inc	CLF	NYSE	5%	0.005405990	92.49
CNOOC Limited	CEO*	NYSE	5%	0.003490645	143.24
Companhia Vale do Rio Doce	RIO*	NYSE	5%	0.019817677	25.23
Compañía de Minas Buenaventura S.A.A.	BVN*	NYSE	5%	0.023105360	21.64
CONSOL Energy Inc.	CNX	NYSE	5%	0.008074935	61.92
Foundation Coal Holdings, Inc.	FCL	NYSE	5%	0.009302326	53.75
Freeport-McMoRan Copper & Gold Inc.	FCX	NYSE	5%	0.006020470	83.05
Mittal Steel Company N.V.	MT	NYSE	5%	0.006953136	71.91
Newmont Mining Corporation	NEM	NYSE	5%	0.011646867	42.93
Nucor Corporation	NUE	NYSE	5%	0.010189525	49.07
Peabody Energy Corporation	BTU	NYSE	5%	0.009022014	55.42
POSCO	PKX*	NYSE	5%	0.004795703	104.26
Sasol Limited	SSL*	NYSE	5%	0.009934433	50.33
Steel Dynamics, Inc.	STLD	NASDAQ	5%	0.022007042	22.72
Tenaris S.A.	TS*	NYSE	5%	0.009854158	50.74
Ternium S.A.	TX*	NYSE	5%	0.016072003	31.11
United States Steel Corporation	X	NYSE	5%	0.004187955	119.39
* trades as an American Depositary Receipt

Basket
The Basket is initially composed of the common stocks or American Depositary Receipts of twenty metals sector and mining sector companies, and consists of a number of shares of each Basket Stock equal to the Multiplier with respect to such Basket Stock.  On the Pricing Date, the Multiplier for each Basket Stock was calculated so that the Basket Stocks are equally weighted based on the price of each Basket Stock.

Multiplier
The Multiplier for each Basket Stock is set forth in the table under “—Basket Stocks” above and will remain constant for the term of the Trigger Securities, subject to adjustment for certain corporate and other events relating to the issuer of that Basket Stock and for adjustments relating to the Basket.  See “—Adjustments to the Multipliers” below.

Basket Percentage Increase	A fraction, the numerator of which is the Final Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value.

Basket Performance Factor	A fraction, the numerator of which is the Final Basket Value and the denominator of which is the Initial Basket Value.

Final Basket Value	The Basket Closing Value on the Basket Valuation Date.

Basket Valuation Date
October 5, 2009.  If, however, the scheduled Basket Valuation Date is not a Trading Day, the Basket Valuation Date will be postponed to the next Trading Day.  In addition, if a Market Disruption Event occurs on the scheduled Basket Valuation Date with respect to any Basket Stock, the Basket Valuation Date will be postponed, only with respect to the affected Basket Stock, to the next Trading Day on which no Market Disruption Event occurs with respect to that Basket Stock.  If a Market Disruption Event occurs with respect to any Basket Stock on each of the three Trading Days following the scheduled Basket Valuation Date, then the third Trading Day following the scheduled Basket Valuation Date will be the Basket Valuation Date with respect to that Basket Stock notwithstanding such Market Disruption Event and the Closing Price for such Basket Stock shall be determined in accordance with the last paragraph under “—Closing Price” below.  If due to a Market Disruption Event or otherwise, any Basket Valuation Date occurs on or after October 6, 2009, the Maturity Date will be postponed until the second scheduled Trading Day following the final Basket Valuation Date.  See “—Maturity Date” above.

Initial Basket Value	10

Trigger Level	6.50, which is 65% of the Initial Basket Value.

Observation Period
Each Trading Day on which there is no Market Disruption Event with respect to any Basket Stock from and including the Trading Day immediately following the Pricing Date to and including the Basket Valuation Date, provided, that the Basket Valuation Date, including the Basket Valuation Date as postponed with respect to any Basket Stock, shall be included in the Observation Period whether or not a Market Disruption Event occurs on such date.

In addition, for the purpose of determining whether the Basket Closing Value has declined to or below the Trigger Level on any day during the Observation Period, the Observation Period shall extend to and including the Basket Valuation Date as such date may be postponed with respect to all or any Basket Stock(s) in accordance with the definition of “—Basket Valuation Date” above.

Basket Closing Value	The Basket Closing Value on any date equals the sum of the products of the Closing Price and the Multiplier for each Basket Stock, each determined as of such date by the Calculation Agent.

Closing Price	The Closing Price for one share of a Basket Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

(i)
if such Basket Stock (or any such other security) is listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Stock (or any such other security) is listed or admitted to trading,

(ii)	if such Basket Stock (or any such other security) is a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)
if such Basket Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Basket Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a Market Disruption Event (as defined below) occurs with respect to a Basket Stock (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any recognized dealers, other than bids from MS & Co. or any of its affiliates, the Closing Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated Note
Book Entry.  The Trigger Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Trigger Securities.  Your beneficial interest in the Trigger Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Trigger Securities, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.)

Agent	MS & Co.

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g., .876548475 would be rounded to .87654848); all dollar amounts related to determination of the amount of cash payable per Trigger Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Trigger Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Trigger Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Value, what adjustments should be made, if any, to the Multiplier with respect to a Basket Stock or whether a Market Disruption Event has occurred.  See “—Market Disruption Event” and “—Adjustments to the Multipliers” below.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event	“Market Disruption Event” means, with respect to any Basket Stock:

(i)    the occurrence or existence of a suspension, absence or material limitation of trading of such Basket Stock or the Underlying Ordinary Shares (as defined below in “—Adjustments to the Multipliers”) represented by such Basket Stock on the primary market for such Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock as a result of which the reported trading prices for such Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)    solely with respect to any such event described in clause (i) that occurs on the Basket Valuation Date, a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Stock with respect to the Trigger Securities.

For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures contract or options contract will not constitute a Market Disruption Event, (3) a suspension of trading in options contracts on any Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.
Alternate Exchange Calculation
in Case of an Event of Default
In case an event of default with respect to the Trigger Securities shall have occurred and be continuing, the amount declared due and payable per Trigger Security upon any acceleration of the Trigger Securities (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Basket Closing Value on the date of acceleration were the Basket Closing Value on the Basket Valuation Date and as though the date of acceleration were the last day of the Observation Period.

If the maturity of the Trigger Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Trigger Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Adjustments to the Multipliers	The Multiplier with respect to a Basket Stock will be adjusted as follows:

1.    If a Basket Stock (or any shares which underlie such Basket Stock (the “Underlying Ordinary Shares”)) is subject to a stock split or reverse stock split, then once such split has become effective, the Multiplier for such Basket Stock will be adjusted to equal the product of the prior Multiplier for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock or Underlying Ordinary Share; provided, however, that, with respect to a Basket Stock that trades as American Depositary Receipt, if (and to the extent that) the Basket Stock Issuer or the depositary for such Basket Stock has adjusted the number of Underlying Ordinary Shares represented by each Basket Stock or so that the price of the Basket Stock would not be affected by such stock split or reverse stock split, no adjustment to the Multiplier shall be made.

2.    If a Basket Stock is, or the Underlying Ordinary Shares are, subject (i) to a stock dividend (issuance of additional shares of such Basket Stock or Underlying Ordinary Shares) that is given ratably to all holders of shares of such Basket Stock or Underlying Ordinary Shares or (ii) to a distribution of such Basket Stock, or Underlying Ordinary Shares represented by such Basket Stock, as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Multiplier for such Basket Stock will be adjusted so that the new Multiplier for such Basket Stock will equal the prior Multiplier for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Multiplier for such Basket Stock provided, however, that, if (and to the extent that) the Basket Stock Issuer or the depositary for the Basket Stock has adjusted the number of Underlying Ordinary Shares represented by the Basket Stock so that the price of the Basket Stock would not be affected by such stock dividend or stock distribution, no adjustment to the Multiplier shall be made.

3.    If the issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Trigger Securities, then the Multiplier for such Basket Stock will be adjusted to equal the product of the prior Multiplier for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4.    There will be no adjustments to the Multiplier to reflect cash dividends or other distributions paid with respect to the Basket Stock (or Underlying Ordinary Shares of such Basket Stock) other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends as described below.  For a Basket Stock that trades in American Depositary Receipts, cash dividends or other distributions paid on the Underlying Ordinary Shares represented by such Basket Stock shall not be considered

Extraordinary Dividends unless the net amount of such cash dividends or other distributions, when passed through to the holder of such Basket Stocks, would constitute Extraordinary Dividends as described below. A cash dividend or other distribution with respect to any Basket Stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock by an amount equal to at least 10% of the Closing Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in such Basket Stock on the primary U.S. organized securities exchange or trading system on which such Basket Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such closing price, the “Base Closing Price”). Subject to the following sentence, if an Extraordinary Dividend occurs with respect to any Basket Stock, the Multiplier with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend Amount. If any Extraordinary Dividend Amount is at least 35% of the Base Closing Price, then, instead of adjusting the Multiplier, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated equally among the Unaffected Basket Stocks (as defined below) as described in clause (c)(ii) of paragraph 5 below. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination will be conclusive in the absence of manifest error. A distribution on any Basket Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the Multiplier pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5.    Any of the following shall constitute a Reorganization Event:  (i) a Basket Stock (or the Underlying Ordinary Shares represented by such Basket Stock) is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an “Issuer Successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a Basket Stock or any Issuer Successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) the issuer of a Basket Stock or the Underlying Ordinary Shares represented by such Basket Stock or any Issuer Successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock receive any equity security listed on a national securities exchange or traded on the NASDAQ (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the Multiplier for such Basket Stock and/or any for any New Stock (as defined below) on the Basket Valuation Date following the effective date for such Reorganization Event (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) will be determined in accordance with the following:

(a)    if such Basket Stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the Multiplier in effect on the Basket Valuation Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b)    for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for such Basket Stock, the number of shares of the New Stock received with respect to one share of the Basket Stock multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the “New Stock Multiplier”), as adjusted to the Basket Valuation Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i)    if the combined value of the amount of Non-Stock Exchange Property received per share of such Basket Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of the Basket Stock is less than 25% of the Closing Price of the Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, a number of shares of the Basket Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative Closing Prices of the Basket Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, based on such Closing Prices, in each case as determined by the Calculation Agent in its sole discretion, on the effective date of such Reorganization Event; and the number of such shares of the Basket Stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the Multiplier in subparagraph (a) above and/or the New Stock Multiplier in subparagraph (b) above, as applicable, or

(ii)    if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the Closing Price of such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event or, if the Basket Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), the Multiplier of each Basket Stock (each an “Unaffected Basket Stock”) other than the Basket Stock affected by such Reference Basket Event (the “Affected Basket Stock”) will be adjusted by multiplying (A) the amount of cash received per share of the Affected Basket Stock as adjusted by the applicable Multiplier for such Affected Basket Stock on the date of such Reference Basket Event by (B) a fraction the numerator of which is the product of the Closing Price of such Unaffected Basket Stock and the Multiplier of such Unaffected Basket Stock each as of the Trading Day immediately following the day on which a holder of the Affected Basket Stock receives such cash and the denominator of which is the sum of the products of the Closing Price of each of the Unaffected Basket Stocks and the corresponding Multiplier of such Unaffected Basket Stock, each determined by the Calculation Agent on such Trading Day.

Following the allocation of any Extraordinary Dividend to the Unaffected Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the Closing Price for such Basket Stock on the Basket Valuation Date determined by the Calculation Agent will be an amount equal to:

(x) if applicable, the Closing Price of the Basket Stock times the Multiplier then in effect for such Basket Stock; and

(y) if applicable, for a New Stock, the Closing Price of such New Stock times the New Stock Multiplier then in effect for such New Stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above, (i) references to “Basket Stock” under “—Closing Price” and “—Market Disruption Event” shall be deemed to also refer to any New Stock, and (ii) all other references in this pricing supplement to “Basket Stock” shall be deemed to refer to any New Stock and references to a “share” or “shares” of a Basket Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock, unless the context otherwise requires.  The New Stock Multiplier(s) resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a Closing Price is not determined pursuant to the adjustments made under paragraph 5 above, then the value of such Basket Stock will equal zero for so long as no Closing Price is available.  There will be no substitution for any such Basket Stock.

In the event that a Basket Stock is no longer listed on a primary U.S. securities exchange and the Underlying Ordinary Shares are then listed on a primary U.S. securities exchange, the Calculation Agent in its sole discretion will adjust the Multiplier for such Basket Stock such that the product of the last reported sale price of such Basket Stock and its Multiplier at the last time such Basket Stock was listed equals the product of the last reported sale price of the related Underlying Ordinary Share and such adjusted Multiplier at such time and the related Underlying Ordinary Share of such Basket Stock Issuer, will take the place of the Basket Stock.

For the avoidance of doubt, in the case of a Basket Stock that trades as an American Depositary Receipt, reference to the “issuer of a Basket Stock” refer to the issuer of the Underlying Ordinary Shares and not to the depositary institution for the American Depositary Receipts.

With respect to a Basket Stock, in the event that such Basket Stock Issuer or the depositary for such American Depositary Shares elects, in the absence of any of the events described above, to change the number of Underlying Ordinary Shares that are represented by such American Depositary Shares, the Multiplier for such Basket Stock on any Trading Day after the change becomes effective will be proportionately adjusted.  In addition, if any event requiring an adjustment to be made to any Multiplier pursuant to paragraph 1, 2, 3, 4 or 5 above would result in a different adjustment with respect to a Basket Stock than with respect to the corresponding Underlying Ordinary Shares of such Basket Stock, the Calculation Agent will adjust the Multiplier for such Basket Stock based solely on the effect of such event on the Basket Stock.

No adjustment to any Multiplier for any Basket Stock (including for this purpose, any New Stock Multiplier) will be required unless such adjustment would require a change of at least .1% in the Multiplier of such Basket Stock then in effect.  The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward.  Adjustments to the Multipliers will be made up to and including the Basket Valuation Date.

No adjustments to the Multiplier for any Basket Stock or method of calculating the Multiplier will be required other than those specified above.  The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to any Multiplier for a Basket Stock, any New Stock Multiplier or method of calculating the Non-Stock Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to any Multiplier, or to the method of calculating the Basket Closing Value on the Basket Valuation Date made pursuant to paragraph 5 above, upon written request by any investor in the Trigger Securities.

Basket Stocks; Public Information	For further information on each of the Basket Stocks, please consult Annex A.

All the issuers of Basket Stocks are registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “Commission”).  Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission.  The address of the Commission’s website is http://www.sec.gov.  Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below.  In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Trigger Securities offered hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks.  We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Stocks from the publicly available documents described in the preceding paragraphs.  In connection with the offering of the Trigger Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the Trigger Securities.  Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the Multipliers for the Basket Stocks at the time we priced the Trigger Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the value received at maturity with respect to the Trigger Securities and therefore the trading prices of the Trigger Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, and these reports may or may not recommend that investors buy or hold the Basket Stocks.  As a prospective purchaser of the Trigger Securities, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information
For historical information on the Basket Stocks, please consult Annex A, which includes tables setting forth the published high and low Closing Prices, as available, for each Basket Stock during 2005, 2006, 2007 and 2008 through September 2, 2008. We obtained the information in the tables included in Annex A from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the Basket Stocks set forth in Annex A should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on the Basket Valuation Date or on any Trading Day during the Observation Period.  The Basket Closing Value may be lower on the Basket Valuation Date than on the Pricing Date and the Basket Closing Value may decline to or below the Trigger Level on any day during the Observation Period so that you will receive less than the $10 Stated Principal Amount of the Trigger Securities at maturity.  We cannot give you any assurance that the Final Basket Value will be greater than the Initial Basket Value so that at maturity you receive a payment in excess of the principal amount of Trigger Securities.  Because your return is linked to the value of the Basket Stocks at maturity, there is no guaranteed return of 100% of principal.

If the Final Basket Value is less than the Initial Basket Value and the Basket Closing Value has declined to or below the Trigger Level on any day during the Observation Period you will lose money on your investment proportionate to the decrease in the Final Basket Value from the Initial Basket Value.

As an investor in the Trigger Securities, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

Historical Graph
The following graph shows the historical daily values for a basket composed of the Basket Stocks, using the actual Multipliers that would have applied had the basket been set on January 31, 2006.  The graph covers the period from January 31, 2006 (the date on which American Depositary Receipts of Ternium S.A. first traded) through September 2, 2008.  The historical performance of the Basket cannot be taken as an indication of its future performance.

Historical Basket Value January 31, 2006 through
September 2, 2008

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Trigger Securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Trigger Securities.  The Issue Price of the Trigger Securities includes the Agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the Trigger Securities and the costs of hedging our obligations under the Trigger Securities.  The costs of hedging include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we priced the Trigger Securities for initial sale to the public, we, through our affiliates or others, hedged our exposure in connection with the Trigger Securities by taking positions in the Basket Stocks and in options contracts on the Basket Stocks that are listed on major securities markets as well as in other available securities or instruments in connection with such hedging.  Such purchase activity could have increased the prices of the Basket Stocks, and, therefore, increased the prices at which the Basket Stocks must close on the Basket Valuation Date before you would receive at maturity a payment that exceeds the Stated Principal Amount of the Trigger Securities.  In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the Trigger Securities by purchasing and selling Basket Stocks, futures or options contracts on the Basket Stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Basket Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Stocks on the Basket Valuation Date or on any Trading Day during the Observation Period and, therefore, adversely affect the value of the Trigger Securities and the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the Aggregate Principal Amount of Trigger Securities set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Trigger Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement.  The Agent may allow a concession not in excess of the applicable sales commission to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  After the initial offering of the Trigger Securities, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Trigger Securities against payment therefor in New York, New York on the Original Issue Date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the Original Issue Date is more than three business days after the Pricing Date, purchasers who wish to trade Trigger Securities more than three business days prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Trigger Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Trigger Securities.  Specifically, the Agent may sell more Trigger Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Trigger Securities for its own account.  The Agent must close out any naked short position by purchasing the Trigger Securities in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Trigger Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Trigger Securities in the open market to stabilize the price of the Trigger Securities.  Any of these activities may raise or maintain the market price of the Trigger Securities above independent market levels or prevent or retard a decline in the market price of the Trigger Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Trigger Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Trigger Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Trigger Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Trigger Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Trigger Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Trigger Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Trigger Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Trigger Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Trigger Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Trigger Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Trigger Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Trigger Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Trigger Securities to the public in Hong Kong as the Trigger Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Trigger Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Trigger Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Trigger Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Trigger Securities nor make the Trigger Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Trigger Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)    a person who acquires the Trigger Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Benefit Plan Investor Considerations
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Trigger Securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Trigger Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Trigger Securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trigger Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Trigger Securities.

Because we may be considered a party in interest with respect to many Plans, the Trigger Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Trigger Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Trigger Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Trigger Securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trigger Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the Trigger Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Trigger Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Trigger Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Trigger Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Trigger Securities.  This discussion applies only to initial investors in the Trigger Securities who:

• purchase the Trigger Securities at their “issue price”; and

• will hold the Trigger Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

• certain financial institutions;
• insurance companies;
• dealers in securities, commodities, or foreign currencies;
• investors holding the Trigger Securities as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
• U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
• regulated investment companies;
• real estate investment trusts;
• tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or
• persons subject to the alternative minimum tax.

We will not attempt to ascertain whether the issuer of any stock which underlie a Trigger Security is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code, although it is likely that some of the issuers of the stocks which underlies a Trigger Securities are USRPHCs.  If any of the issuers of such stock were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or settlement of the Trigger Securities.  You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of these stocks and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Trigger Securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Persons considering the purchase of the Trigger Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Under current law, each Trigger Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Trigger Securities or instruments that are similar to the Trigger Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the tax treatment described herein.  Accordingly, you should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Trigger Securities (including possible alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each Trigger Security as an open transaction.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Trigger Security that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;

• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Trigger Securities

Assuming the treatment of the Trigger Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the Trigger Securities prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Trigger Securities should equal the amount paid by the U.S. Holder to acquire the Trigger Securities.

Sale, Exchange or Settlement of the Trigger Securities.  Upon a sale or exchange of the Trigger Securities, or upon settlement of the Trigger Securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Trigger Securities sold, exchanged or settled.  Any gain or loss should be long-term capital gain or loss if the holding period of the Trigger Securities is more than one year at the time of sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the Trigger Securities

Due to the absence of authorities that directly address the proper treatment of the Trigger Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a Trigger Securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Trigger Securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount (“OID”) on the Trigger Securities every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Trigger Securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss, to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

Even if the Contingent Debt Regulations do not apply to the Trigger Securities, other alternative federal income tax treatments of the Trigger Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Trigger Securities.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Trigger Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger Securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition,  information returns will be filed with the IRS in connection with payments on the Trigger Securities and the proceeds from a sale or other disposition of the Trigger Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Trigger Securities that is, for U.S. federal income tax purposes:

• an individual who is classified as a nonresident alien;
• a foreign corporation; or
• a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•    a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

• certain former citizens or residents of the United States; or

• a holder for whom income or gain in respect of the Trigger Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger Securities.

Tax Treatment upon Sale, Exchange or Settlement of the Trigger Securities

In general.  Assuming the treatment of the Trigger Securities as set forth above is respected, and subject to the discussion herein of Section 897 of the Code, a Non-U.S. Holder of the Trigger Securities should not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussion herein regarding Section 897 of the Code, if all or any portion of a Trigger Securities were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Trigger Securities should not be subject to U.S. federal withholding tax, provided that:

• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

• the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Trigger Security (or a financial institution holding the Trigger Security on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In addition, as discussed above, in the event that any of the issuers of the stocks which underlie a Trigger Security is a USRPHC within the meaning of Section 897 of the Code, a Non-U.S. Holder may be subject to a potential withholding tax imposed on the sale, exchange, retirement or other disposition of the Trigger Security.  Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the Trigger Securities to Non-U.S. Holders (provided that such non-U.S. Holders comply with the applicable certification procedures and otherwise qualify for an exemption from withholding, as set forth above).

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Trigger Securities. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might affect the withholding tax consequences of an investment in the Trigger Securities, possibly with retroactive effect. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the U.S. federal withholding and income tax consequences of an investment in the Trigger Securities, including possible alternative treatments, the possible application of Section 897 of the Code and the issues presented by the notice.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Trigger Securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Trigger Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Trigger Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Trigger Securities ― Certification Requirement” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Annex A

Price and Historical Information Available for Basket Stocks

The historical information on the Basket Stocks contained in this Annex A to the pricing supplement includes tables setting forth the published high and low Closing Prices, as available for each Basket Stock during 2005, 2006, 2007 and 2008 through September 2, 2008. We obtained the information in the tables included in this Annex A from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the Basket Stocks set forth in this Annex A should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on the Basket Valuation Date or whether or not the Basket Closing Value will decline to or below the Trigger Level on any day during the Observation Period.  The Final Basket Value may be lower than the Initial Basket Value and the Basket Closing Value may decline to or below the Trigger Level on any day during the Observation Period so that you will receive less than the $10 Stated Principal Amount of the Trigger Securities at maturity.  We cannot give you any assurance that the Final Basket Value will be greater than the Initial Basket Value so that at maturity you receive a payment in excess of the principal amount of Trigger Securities.  Because your return is linked to the value of the Basket Stocks at maturity, there is no guaranteed return of 100% of principal.

If the Final Basket Value is less than the Initial Basket Value and the Basket Closing Value has declined to or below the Trigger Level on any day during the Observation Period, you will lose money on your investment proportionate to the decrease in the Final Basket Value from the Initial Basket Value.

As an investor in the Trigger Securities, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

Aloca Inc. is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its participation in the aluminum industry: technology, mining, refining, smelting, fabricating and recycling.  Its Commission file number is 001-03610.

Barrick Gold Corporation is a gold mining company with mining operations in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania whose principal products and sources of earnings are gold and copper.  Its Commission file number is 001-09059.

Alcoa Inc.	High	Low	Barrick Gold Corporation	High	Low
(CUSIP 013817101)			(CUSIP 067901108)
2005			2005
First Quarter	32.12	28.37	First Quarter	26.01	21.50
Second Quarter	31.61	26.09	Second Quarter	25.80	21.38
Third Quarter	29.77	24.01	Third Quarter	29.30	23.55
Fourth Quarter	29.65	22.54	Fourth Quarter	28.98	24.92
2006			2006
First Quarter	32.03	28.78	First Quarter	31.46	25.65
Second Quarter	36.59	28.95	Second Quarter	35.23	26.89
Third Quarter	33.55	27.16	Third Quarter	34.04	28.28
Fourth Quarter	31.18	26.60	Fourth Quarter	31.50	28.34
2007			2007
First Quarter	35.36	28.48	First Quarter	32.11	27.42
Second Quarter	41.88	33.92	Second Quarter	31.17	27.99
Third Quarter	47.35	31.92	Third Quarter	40.94	29.60
Fourth Quarter	40.43	33.90	Fourth Quarter	46.98	37.39
2008			2008
First Quarter	39.12	28.79	First Quarter	53.57	41.94
Second Quarter	44.59	33.93	Second Quarter	46.04	37.36
Third Quarter (through September 2, 2008)	34.94	30.46	Third Quarter (through September 2, 2008)	50.39	32.16

Century Aluminum Company produces primary aluminum. Its Commission file number is 000-27918.
Cleveland-Cliffs Inc is an international mining company with operations in North America, Australia and Brazil and a supplier of metallurgical coal to the global steelmaking industry.  Its Commission file number is 001-08944.

Century Aluminum Company	High	Low	Cleveland-Cliffs Inc	High	Low
(CUSIP 156431108)			(CUSIP 185896107)
2005			2005
First Quarter	33.63	23.99	First Quarter	21.55	11.97
Second Quarter	32.08	20.25	Second Quarter	18.54	13.15
Third Quarter	27.49	20.25	Third Quarter	21.78	14.42
Fourth Quarter	26.59	17.87	Fourth Quarter	24.38	18.29
2006			2006
First Quarter	43.42	27.68	First Quarter	27.06	20.49
Second Quarter	55.88	31.99	Second Quarter	24.85	15.86
Third Quarter	39.03	30.73	Third Quarter	19.85	16.89
Fourth Quarter	46.12	30.90	Fourth Quarter	24.37	18.82
2007			2007
First Quarter	49.28	39.37	First Quarter	32.20	23.21
Second Quarter	58.34	47.31	Second Quarter	44.73	32.67
Third Quarter	66.72	42.08	Third Quarter	44.57	30.32
Fourth Quarter	59.02	49.76	Fourth Quarter	52.38	37.33
2008			2008
First Quarter	70.40	42.49	First Quarter	63.47	42.65
Second Quarter	79.99	65.21	Second Quarter	119.19	63.73
Third Quarter (through September 2, 2008)	64.70	44.97	Third Quarter (through September 2, 2008)	116.00	85.90

CNOOC Limited is an oil and gas company engaged in the exploration, development and production of crude oil and natural gas primarily offshore from China. Its Commission file number is 001-14966.			Companhia Vale do Rio Doce is a metals and mining company operating in 21 countries around the world. Its Commission file number is 001-15030.
CNOOC Limited	High	Low	Companhia Vale do Rio Doce	High	Low
(CUSIP 126132109)			(CUSIP 204412209)
2005			2005
First Quarter	57.91	49.50	First Quarter	9.14	6.51
Second Quarter	59.32	51.20	Second Quarter	8.00	6.40
Third Quarter	77.43	59.67	Third Quarter	11.20	7.38
Fourth Quarter	71.95	61.70	Fourth Quarter	11.27	9.21
2006			2006
First Quarter	88.03	69.19	First Quarter	12.82	10.57
Second Quarter	87.90	67.19	Second Quarter	14.55	10.04
Third Quarter	91.78	79.45	Third Quarter	12.22	9.88
Fourth Quarter	94.63	80.58	Fourth Quarter	15.17	10.45
2007			2007
First Quarter	94.27	78.18	First Quarter	18.80	13.76
Second Quarter	116.95	85.57	Second Quarter	23.78	18.69
Third Quarter	166.43	97.02	Third Quarter	33.98	19.11
Fourth Quarter	216.49	151.67	Fourth Quarter	37.75	31.00
2008			2008
First Quarter	183.36	134.75	First Quarter	37.22	26.57
Second Quarter	203.00	152.78	Second Quarter	43.91	34.44
Third Quarter (through September 2, 2008)	174.91	129.28	Third Quarter (through September 2, 2008)	34.50	24.62

Compañía de Minas Buenaventura S.A.A. is a precious metals company engaged in the exploration, mining and processing of gold, silver and, to a lesser extent, other metals, in Peru. Its Commission file number is 001-14370.			CONSOL Energy Inc. is a multi-fuel energy producer and energy services provider. Its Commission file number is 001-14901.
Compañía de Minas Buenaventura S.A.A.	High	Low	CONSOL Energy Inc.	High	Low
(CUSIP 204448104)			(CUSIP 20854P109)
2005			2005
First Quarter	12.29	10.13	First Quarter	24.16	18.95
Second Quarter	11.78	9.99	Second Quarter	27.08	20.99
Third Quarter	15.53	11.01	Third Quarter	38.14	27.87
Fourth Quarter	15.62	12.32	Fourth Quarter	39.52	27.06
2006			2006
First Quarter	15.66	11.58	First Quarter	37.08	30.24
Second Quarter	15.63	12.04	Second Quarter	48.14	35.59
Third Quarter	15.40	12.57	Third Quarter	47.75	29.06
Fourth Quarter	14.27	12.18	Fourth Quarter	37.67	29.40
2007			2007
First Quarter	15.12	12.70	First Quarter	39.49	29.19
Second Quarter	18.73	15.19	Second Quarter	49.56	39.33
Third Quarter	25.12	16.79	Third Quarter	50.05	36.40
Fourth Quarter	30.50	23.22	Fourth Quarter	73.58	45.34
2008			2008
First Quarter	41.96	29.49	First Quarter	81.33	59.03
Second Quarter	37.19	29.99	Second Quarter	117.34	69.91
Third Quarter (through September 2, 2008)	33.96	20.90	Third Quarter (through September 2, 2008)	111.95	60.14

Foundation Coal Holdings, Inc. is a coal producer which operates thirteen mines located in Wyoming, Pennsylvania and West Virginia. Its Commission file number is 001-32331.
Freeport-McMoRan Copper & Gold Inc. is a copper, gold and molybdenum mining company with mining operations in Indonesia, North and South America, and the Democratic Republic of the Congo.  Its Commission file number is 001-09916.

Foundation Coal Holdings, Inc.	High	Low	Freeport-McMoRan Copper & Gold Inc.	High	Low
(CUSIP 35039W100)			(CUSIP 35671D857)
2005			2005
First Quarter	26.35	20.00	First Quarter	43.73	35.28
Second Quarter	26.49	21.51	Second Quarter	40.01	32.06
Third Quarter	38.84	25.95	Third Quarter	48.97	37.93
Fourth Quarter	38.98	32.14	Fourth Quarter	55.36	45.02
2006			2006
First Quarter	46.47	35.55	First Quarter	64.31	48.35
Second Quarter	55.86	38.50	Second Quarter	72.09	43.75
Third Quarter	47.20	29.15	Third Quarter	61.59	50.50
Fourth Quarter	38.00	30.70	Fourth Quarter	62.87	49.04
2007			2007
First Quarter	35.33	29.93	First Quarter	66.19	50.49
Second Quarter	45.08	34.04	Second Quarter	84.42	66.73
Third Quarter	42.30	32.26	Third Quarter	108.67	73.07
Fourth Quarter	52.60	37.84	Fourth Quarter	117.86	89.28
2008			2008
First Quarter	59.42	44.82	First Quarter	106.57	77.30
Second Quarter	88.58	49.49	Second Quarter	125.86	97.63
Third Quarter (through September 2, 2008)	88.88	52.69	Third Quarter (through September 2, 2008)	115.55	79.00

Mittal Steel Company N.V. is a global steel producer with steel-making operations in 26 countries. Its Commission file number is 001-14666.
Newmont Mining Corporation is a gold producer with assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico.  Its Commission file number is 001-31240.

Mittal Steel Company N.V.	High	Low	Newmont Mining Corporation	High	Low
(CUSIP 03938L104)			(CUSIP 651639106)
2005			2005
First Quarter	42.63	30.10	First Quarter	46.24	40.40
Second Quarter	32.50	22.25	Second Quarter	42.45	35.10
Third Quarter	30.36	23.72	Third Quarter	48.05	36.86
Fourth Quarter	28.70	23.71	Fourth Quarter	53.69	42.51
2006			2006
First Quarter	39.30	26.75	First Quarter	61.95	47.79
Second Quarter	42.28	29.06	Second Quarter	58.43	47.72
Third Quarter	34.75	28.29	Third Quarter	55.52	42.75
Fourth Quarter	43.27	34.15	Fourth Quarter	47.57	40.83
2007			2007
First Quarter	53.69	39.88	First Quarter	47.71	41.42
Second Quarter	66.31	52.95	Second Quarter	45.00	38.53
Third Quarter	78.55	53.82	Third Quarter	48.26	39.44
Fourth Quarter	83.88	68.33	Fourth Quarter	54.50	44.75
2008			2008
First Quarter	81.80	59.70	First Quarter	56.22	45.30
Second Quarter	104.25	81.49	Second Quarter	52.68	42.93
Third Quarter (through September 2, 2008)	93.17	71.91	Third Quarter (through September 2, 2008)	53.37	41.50

Nucor Corporation and its subsidiaries manufacture and sell steel and steel products. Its Commission file number is 001-04119.			Peabody Energy Corporation is a coal company with mining operations in the United States and Australia. Its Commission file number is 001-16463.
Nucor Corporation	High	Low	Peabody Energy Corporation	High	Low
(CUSIP 670346105)			(CUSIP 704549104)
2005			2005
First Quarter	31.92	24.18	First Quarter	23.35	17.35
Second Quarter	29.20	22.81	Second Quarter	26.11	18.43
Third Quarter	30.14	23.21	Third Quarter	39.49	24.90
Fourth Quarter	34.62	26.64	Fourth Quarter	40.31	33.80
2006			2006
First Quarter	53.33	34.23	First Quarter	48.58	39.42
Second Quarter	59.65	46.22	Second Quarter	68.94	44.82
Third Quarter	55.94	46.37	Third Quarter	54.04	32.67
Fourth Quarter	65.84	48.35	Fourth Quarter	45.03	33.00
2007			2007
First Quarter	66.37	54.50	First Quarter	41.61	34.17
Second Quarter	69.25	57.69	Second Quarter	51.72	38.14
Third Quarter	63.77	45.86	Third Quarter	47.06	36.92
Fourth Quarter	63.55	50.62	Fourth Quarter	62.28	45.20
2008			2008
First Quarter	74.45	50.30	First Quarter	62.72	47.45
Second Quarter	82.07	68.11	Second Quarter	88.05	52.35
Third Quarter (through September 2, 2008)	72.23	49.07	Third Quarter (through September 2, 2008)	85.89	54.33

POSCO is a steel producer that sells products primarily to the Korean market. Its Commission file number is 001-13368.
Sasol Limited is an integrated oil and gas company with substantial chemical interests based in South Africa and operating in numerous countries throughout the world.  Its Commission file number is 001-31615.

POSCO	High	Low	Sasol Limited	High	Low
(CUSIP 693483109)			(CUSIP 803866300)
2005			2005
First Quarter	54.85	41.22	First Quarter	25.73	20.00
Second Quarter	49.70	43.75	Second Quarter	28.77	22.59
Third Quarter	57.08	44.12	Third Quarter	38.69	27.30
Fourth Quarter	56.01	47.85	Fourth Quarter	39.17	30.96
2006			2006
First Quarter	63.80	48.97	First Quarter	42.70	31.97
Second Quarter	74.41	56.07	Second Quarter	46.10	31.43
Third Quarter	66.88	58.59	Third Quarter	39.40	30.58
Fourth Quarter	84.88	63.00	Fourth Quarter	36.90	30.78
2007			2007
First Quarter	106.88	76.49	First Quarter	35.49	28.76
Second Quarter	129.60	99.34	Second Quarter	39.39	32.64
Third Quarter	184.54	124.50	Third Quarter	46.71	35.66
Fourth Quarter	195.89	147.17	Fourth Quarter	54.39	44.31
2008			2008
First Quarter	147.74	108.41	First Quarter	54.49	43.11
Second Quarter	147.05	112.80	Second Quarter	66.09	47.88
Third Quarter (through September 2, 2008)	133.73	104.26	Third Quarter (through September 2, 2008)	57.95	49.51

Steel Dynamics, Inc. is a steel producer and scrap processor. Its Commission file number is 000-21719.
Tenaris S.A. is a global manufacturer and supplier of steel pipe products and related services for the energy industry as well as for other industrial applications.  Its Commission file number is 001-31518.

Steel Dynamics, Inc.	High	Low	Tenaris S.A.	High	Low
(CUSIP 858119100)			(CUSIP 88031M109)
2005			2005
First Quarter	11.41	8.44	First Quarter	13.39	9.04
Second Quarter	8.60	6.38	Second Quarter	16.02	10.70
Third Quarter	8.72	6.66	Third Quarter	27.71	15.70
Fourth Quarter	9.07	6.90	Fourth Quarter	28.58	20.97
2006			2006
First Quarter	14.45	9.02	First Quarter	37.25	24.42
Second Quarter	17.22	12.33	Second Quarter	48.26	31.85
Third Quarter	16.23	11.81	Third Quarter	40.95	34.32
Fourth Quarter	17.73	12.12	Fourth Quarter	51.02	34.05
2007			2007
First Quarter	21.60	15.76	First Quarter	50.35	41.48
Second Quarter	24.39	20.17	Second Quarter	49.85	43.50
Third Quarter	24.20	18.11	Third Quarter	53.05	42.56
Fourth Quarter	30.23	22.32	Fourth Quarter	54.75	43.00
2008			2008
First Quarter	35.27	23.02	First Quarter	49.89	36.52
Second Quarter	40.67	33.90	Second Quarter	74.50	49.90
Third Quarter (through September 2, 2008)	38.09	22.72	Third Quarter (through September 2, 2008)	72.95	50.04

Ternium S.A. is a steel company involved in several steel markets through a network of distribution, sales and marketing services. Its Commission file number is 001-32734.			United States Steel Corporation is an integrated steel producer with production operations in North America and Central Europe. Its Commission file number is 001-16811.
Ternium S.A.	High	Low	United States Steel Corporation	High	Low
(CUSIP 880890108)			(CUSIP 912909108)
2006			2005
First Quarter (beginning January 31, 2006)	28.46	20.00	First Quarter	63.12	46.34
Second Quarter	28.49	20.15	Second Quarter	51.18	34.10
Third Quarter	25.40	21.96	Third Quarter	45.40	34.80
Fourth Quarter	30.00	21.82	Fourth Quarter	50.60	34.64
2007			2006
First Quarter	29.85	24.01	First Quarter	63.22	49.44
Second Quarter	31.00	25.62	Second Quarter	76.60	56.99
Third Quarter	34.09	24.41	Third Quarter	70.20	54.99
Fourth Quarter	41.23	31.27	Fourth Quarter	78.75	55.06
2008			2007
First Quarter	39.50	32.28	First Quarter	101.22	69.72
Second Quarter	45.18	33.00	Second Quarter	125.05	100.85
Third Quarter (through September 2, 2008)	41.01	31.11	Third Quarter	116.10	80.42
			Fourth Quarter	120.91	86.42
			2008
			First Quarter	126.87	95.82
			Second Quarter	191.96	132.65
			Third Quarter (through September 2, 2008)	175.35	119.39